Exhibit 10.55




                   International Humanitarian Development Ltd.

                     23/f Kinwick Centre, 32 Hollywood Road

                                Central Hong Kong

          Website: http://www.internationalhumanitariandevelopment.com
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                               PURCHASE AGREEMENT

This agreement between Beijing Longenge Culture Promotion Co. Ltd., located at No. 1 Hong Wei Road, Shijing Shan District, Beijing, which operates the Beijing Shenji Dansing School, hereinafter, referred to as the "Purhasor", and international Humanitarian Development Ltd. a joint venture corporation organized under the laws of Hong Kong, and located 32 Hollywood Rd., Central Hong Kong, hereinafter referred to as the "Seller" defines the terms of sale for the reconstruction of the Beijing Shenji Dansing School.

Whereas the purchasor has created a plan for the construction and rehabilitation of a new facility. These facilities will cover a 30000 sq. meter parcel of land with 76000square meters of buildings inclusive of:

                   a central education building
                   an experimental education building
                   an apartment building
                   a theatre
                   an art gym
                   a dining building
                   a supporting building

The facilities budgets have been submitted by the purchasor.

The facilities design, and construction are the responsibility of the seller.

Both the buyer and the seller agree that the budget shall be an aggregate of $62,500,000 USD (500,000,000 RMB), inclusive of interest costs, design fees land acquisition. The seller will submit final designs and budgets, as are in accordance with the subcontracting agreements which shall be an exhibit of this agreement.

Building sizes may vary in accordance with the budgetary requirements.

This project requires a deposit of $15,000,000 USD

Upon receipt of the deposit the seller shall begin the design and budgetary process. This process shall take approximately 90 days. The completion of the facilities is expected to take approximately 2 years.

The building standards for the theatre and school buildings is to be International Building Code, while the dormitories and support facilities shall be built in accordance with the Chinese construction standards and codes as applicable.

The purchasors plans are an exhibit to this agreement. In addition to the primary prices defined by the purchasor additional reserves for interest are estimated at $2,5000,000 USD, and a scholarship fund is to be set aside in the amount of $125,000 USD.

This agreement may be terminated by either party for failure to perform in accordance with the final approved budgets and plans. the effect of such termination shall be return of the deposit less any documentable disbursements.

Disputes shall be settled by arbitration in Hong Kong. The international rules of arbitration shall apply.

The seller warrants that the buildings shall be delivered in accordance with the standards prescribed in this contract as well as the final budgetary proposal.

The seller shall submit, file, present, all documentary requirements for these buildings as prescribed by law.

The seller shall maintain proper public liability insurance during the construction period.

The seller shall warrant the building be free of structural defects, and shall effect repair to any structural defect for a period of one year.

The purchasor warrants that the specifications provided are adequate for the proposed facilities.

The purchasor is responsible for all applicable academic, vocational, and technical standards.

The purchasor is responsible for all licenses, permits, taxes, duties, transfer fees, and regulatory approvals.

The governing law for this agreement shall be Hong Kong, SAR, Peoples Republic of China.

The seller may at the sellers option subcontract all or part of the services provided within this agreement to China Huanqui Chemical Engineering Corp., Beijing.

Any agreements, terms, and requirements set forth by the seller to the subcontractor(s) shall be part of a separate agreement.

The purchasor acknowledges that there have been special financing arrangements placed, and that these financing terms set forth times and conditions of payments, reports and compliance for the financing organization.

It is further acknowledged that China Haunqui Chemical Engineering Corp, may further act as sponsor for the purchasor. As sponsor the purchasor may have agreements, arrangements, and other conditions which are not within the responsibility of this agreement.

We the owners, officers and directors of the International Humanitarian Development Ltd. set forth to this agreement our signatures and stamps with all corporate authority and in agreement with the purchasor who sets forth his signature and stamps with full corporate authority.



For and on behalf of:
International Humanitarian Development Ltd.      Date:  April 16, 2001



 /s/ Lawrence Artz                           /s/ Zhao Lian you
-----------------------------------         -----------------------------------
Lawrence Artz, Chairman                     Zhao Lian you, Managing Director
Neurotech Shareholder                       CCS Shareholder



For and on behalf of:
Bei Jing Longenge Culture Promotion Co. Ltd.     Date:  April 16, 2001



 /s/ Jing Yao
-----------------------------------
Jing Yao, president



Agent: Grace Fame Industrial Co. Ltd.                Authorized by:



 /s/ Sophia Yao                              /s/ Jing Qi Zhu
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Sophia Yao                                  Jing Qi Zhu, Director